UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th  Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to Senior Credit Agreement

Physicians Formula, Inc. ("Physicians"), a wholly-owned subsidiary of Physicians Formula Holdings, Inc. (the "Company"), entered into the Second Amendment to the Credit and Security Agreement, dated as of February 28, 2011 (the "Second Amendment"), which amends that certain Credit and Security Agreement, dated as of November 6, 2009 (the "Credit and Security Agreement"), as previously amended on June 29, 2010, by and among Physicians and Wells Fargo Bank, N.A. ("Wells Fargo"). The Second Amendment establishes the Company's financial covenants that will apply to periods after December 31, 2010, including its Minimum Book Net Worth covenant (as defined in the Credit and Security Agreement), Minimum Adjusted EBITDA covenant (as defined in the Credit and Security Agreement) and Maximum Capital Expenditures covenant (as defined in the Credit and Security Agreement). In addition, commencing with the quarter ending March 31, 2011, the Company is required to comply with a quarterly Minimum Adjusted EBITDA covenant calculated on a 6-month period basis. The Second Amendment also requires the Company to negotiate with Wells Fargo and establish, no later than April 30, 2012, its financial covenants that will apply to future periods not covered by this amendment.

Amendment to Senior Subordinated Note

On February 28, 2011, Physicians entered into the Fourth Amendment to the Senior Subordinated Note Purchase and Security Agreement (the "Fourth Amendment"), which amends that certain Senior Subordinated Note Purchase and Security Agreement, dated November 6, 2009 (the "Note Purchase Agreement"), as previously amended on February 3, 2010, April 30, 2010 and June 3, 2010, by and among Physicians, the Company, the subsidiaries of Physicians and Mill Road Capital, L.P. ("Mill Road"). The Fourth Amendment establishes the Company's financial covenants that will apply to periods after December 31, 2010, including its Minimum Book Net Worth covenant (as defined in the Note Purchase Agreement), Minimum Adjusted EBITDA covenant (as defined in the Note Purchase Agreement) and Maximum Capital Expenditures covenant (as defined in the Note Purchase Agreement). In addition, commencing with the quarter ending March 31, 2011, the Company is required to comply with a quarterly Minimum Adjusted EBITDA covenant calculated on a 6-month period basis. The Company's financial covenants with Mill Road reflect an approximately 20% cushion from those of Wells Fargo. The Fourth Amendment also requires the Company to negotiate with Mill Road and establish, no later than April 30, 2012, its financial covenants that will apply to future periods not covered by this amendment.

Other than described herein, there were no other changes to the terms of the Credit and Security Agreement and Note Purchase Agreement, as previously amended.

The foregoing description of the Second Amendment and the Fourth Amendment is qualified in its entirety by the Second Amendment and the Fourth Amendment attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit and Security Agreement, dated as of February 28, 2011, by and among Physicians Formula, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division.
10.2	Fourth Amendment Senior Subordinated Note Purchase and Security Agreement, dated as of February 28, 2011, by and among Physicians Formula, Inc., as borrower, the guarantors named therein and Mill Road Capital, L.P., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Jeff M. Berry
Date: March 3, 2011	Name:	Jeff M. Berry
	Title:	Chief Financial Officer